UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2007
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including zip code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04      Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in its Form 12b-25 filed December 15, 2006, EMCORE Corporation (the “Company”) has delayed filing its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 due to the Company's voluntary review of its stock option granting practices and the need to correct its financial statements for previous periods to account for additional stock-based compensation expense. On February 2, 2007, the Company was faxed a letter purporting to constitute a notice of default from an entity claiming to be the holder of record for the beneficial owner of substantially all of the Company’s 5% Convertible Senior Subordinated Notes due 2011 issued under an Indenture dated as of November 16, 2005 (the “2005 Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The letter alleges that the delay in filing the Company’s Annual Report on Form 10-K constitutes a default under Section 6.03 of the 2005 Indenture, which requires the Company to furnish to the holders of notes copies of reports which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

The Company believes it is not in default under the 2005 Indenture and will contest any attempt to declare an Event of Default under the 2005 Indenture based on the delay in filing the Form 10-K. The Company plans to file its Form 10-K for the year ended September 30, 2006 as soon as reasonably practicable.

The 2005 Indenture provides that the Company has 60 days from receipt of a notice of default to cure the default before an Event of Default occurs under the 2005 Indenture. If an Event of Default occurs and is continuing under the 2005 Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the notes have the contractual right to declare all unpaid principal and accrued interest on the notes then outstanding to be immediately due and payable unless the Company were able to obtain a waiver of the Event of Default from the holders of a majority in aggregate principal amount of the notes. Approximately $16,580,460 aggregate principal amount of the Company’s 5% Convertible Senior Subordinated Notes due 2011 are outstanding under the 2005 Indenture. As of November 15, 2006 (the last payment date), all required interest and principal payments have been timely made on the notes.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EMCORE Corporation (the “Company”) announced today that Mr. Thomas Werthan, an Executive Vice President and the Chief Financial Officer of the Company, has resigned as an officer of the Company and will leave the Company effective February 19, 2007. Mr. Werthan has been the Chief Financial Officer since joining the Company in June 1992. The Company sold both its New Jersey based electronic materials division and its joint venture, GELcore in August of 2006. Shortly thereafter, in November 2006, the Company announced the relocation of company headquarters to Albuquerque, New Mexico. Mr. Werthan decided against relocation and will become the Chief Financial Officer of a private company. Mr. Werthan has been a member of the Board of Directors since joining the Company in June 1992, and will retain his status as a member of the Board.

In connection with his departure, Mr. Werthan entered into a Severance Agreement with the Company dated as of February 8, 2007 (the “Severance Agreement”) specifying his severance benefits. In accordance with the Company’s previously announced Severance Policy, under the terms of the Severance Agreement the Company will pay Mr. Werthan $387,040 (equal to 82 weeks of his salary), less applicable tax withholdings and deductions, in a lump-sum payment to be made as soon as practicable following August 20, 2007. Additionally, to the extent Mr. Werthan elects to continue coverage under the Company’s health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as amended, the Company will pay the portion of the COBRA premiums, up to a maximum of 18 months, equal to the amount that the Company would have otherwise paid for health insurance coverage if Mr. Werthan were an active employee of the Company during such time. Also, until the lump sum severance payment is made, the Company will pay Mr. Werthan’s portion of the COBRA premiums, which total amount of premiums will then be deducted from Mr. Werthan’s lump sum severance payment. A copy of Mr. Werthan’s Severance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

At the request of the Company, Mr. Werthan will provide assistance to the Company in connection with the filing of the Company’s fiscal 2006 Form 10-K and Form 10-Q for the period ending December 31, 2006 pursuant to a consulting agreement (the “Consulting Agreement”). A copy of the Consulting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

In addition, pursuant to due authorization of the Company's Board of Directors, EMCORE loaned $85,000 to Mr. Werthan in December 1995. The loan does not bear interest and provides for offset of the loan via bonuses payable to the CFO over a period of up to 25 years. In connection with Mr. Werthan’s resignation and pursuant to the terms of the promissory note, the Company is forgiving the loan. Mr. Werthan shall be responsible for any personal taxes related to the forgiveness. Mr. Werthan will not receive any portion of his bonus under the Company’s Fiscal 2006 Executive Bonus Plan.

Mr. Adam Gushard has been appointed interim Chief Financial Officer. Mr. Gushard, 37, is currently Vice President of Finance and is domiciled in Albuquerque, New Mexico. Mr. Gushard has been with the Company over nine years and has extensive experience with the Company's financial operations, controls, and corporate strategy, having served as an assistant controller, controller and corporate controller at the Company. Prior to joining the Company in 1997, Mr. Gushard was a certified public accountant with the public accounting firm, Coopers & Lybrand LLP (now PriceWaterhouseCoopers LLP). Mr. Gushard has a Bachelor of Science degree in Finance from Pennsylvania State University.

Mr. Gushard’s annual base salary has been increased from $206,000 to $240,000 effective February 19, 2007. He also will be eligible for the Company’s 2007 Executive Bonus Plan providing him the opportunity to earn a bonus for the Company’s 2007 fiscal year ending September 30, 2007 equal to 50% of his base salary based on both Company-wide performance parameters and individual performance as determined by the Compensation Committee of the Board of Directors. The Company expects that the 2007 Executive Bonus Plan will be adopted within the next several months. Additionally, the Compensation Committee resolved to grant Mr. Gushard options to purchase 100,000 shares of the Company’s common stock under the Company’s 2000 Stock Option Plan (the “Plan”) at an exercise price equal to the Fair Market Value (as defined in the Plan) of a share of the Company’s common stock on February 19, 2007.  One half of the option grant will be vested on the date of grant, February 19, 2007. The other half of the option grant will vest in four equal installments over four years with the first 25 percent vesting in 2008 on the one-year anniversary of the grant date, and are subject to the terms and conditions of the Plan.

ITEM 8.01  Other Events

On February 7, 2007, the Company learned that a derivative action was filed by a single shareholder on February 2, 2007 purportedly on behalf of the Company against certain members of the Company’s board of directors and certain current and former executives of the Company in the United States District Court, District of New Jersey. The Company has been named as a nominal defendant. The complaint, which has not yet been served on the Company, alleges improprieties and violations of law in connection with the Company’s historical issuances of stock options. The action seeks on behalf of the Company, among other things, damages, equitable relief, corporate governance reforms, an accounting, rescission, restitution and costs and disbursements of the lawsuit. The Company’s Board of Directors intends to review the allegations in this lawsuit and will respond appropriately.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Werthan Severance Agreement
10.2	Consulting Agreement

* * * *

Statements contained in this Current Report on Form 8-K that disclose the Company’s intentions, expectations or predictions of the future, including statements about claims of default with respect to the Company’s 5% Convertible Senior Subordinated Notes due 2011 and potential consequences are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. In addition, potential risks and uncertainties regarding the Company include but are not limited to (a) the finalization and audit of the Company’s unaudited fourth quarter and fiscal year 2006 results, (b) the effects of the Company’s voluntary review of its historic stock option granting practices, including (i) risks and uncertainties relating to developments in regulatory and legal guidance regarding stock option grants and accounting for such grants, (ii) the possibility that the Company will not be able to file additional reports with the Securities and Exchange Commission in a timely manner, (iii) the possibility that the Company in consultation with the Company's independent public accountants or the SEC, may determine that additional stock-based compensation expenses and other additional expenses be recorded in connection with affected option grants (iv) the Company may incur negative tax consequences arising out of the stock option review, (v) the possible delisting of the Company’s stock from the Nasdaq National Market pursuant to Nasdaq Marketplace Rule 4310(c)(14), (vi) the outcome of the Nasdaq appeal hearing, (vii) the impact of any actions that may be required or taken as a result of such review or the Nasdaq hearing and review process, (viii) the possibility of other bondholders alleging a default under the Company’s indenture as a result of the delay in filing the 10-K and (ix) risk of litigation arising out of or related to the Company’s stock option grants or a restatement of the Company’s financial statements, and (c) factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: February 8, 2007	By: /s/ Reuben Richards Name: Reuben Richards Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Werthan Severance Agreement
10.2	Consulting Agreement